As filed with the Securities and Exchange Commission on November 10, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIASAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0174996
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(760) 476-2200

(Address of Principal Executive Offices)

1996 Equity Participation Plan of Viasat, Inc.

Viasat, Inc. Employee Stock Purchase Plan

(Full Title of the Plans)

Robert J. Blair, Esq.

Senior Vice President, General Counsel and Secretary

Viasat, Inc.

6155 El Camino Real

Carlsbad, California 92009

(760) 476-2200

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Craig M. Garner, Esq.

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Proposed sales to take place as soon after the effective date of the registration statement as awards granted under the above-named plans are granted, exercised and/or distributed.

EXPLANATORY NOTE

This registration statement on Form S-8 is filed by Viasat, Inc. (“Viasat”) to register an additional 6,410,000 shares of Viasat common stock for issuance under the 1996 Equity Participation Plan of Viasat, Inc. (the “1996 Plan”) pursuant to an amendment and restatement of the 1996 Plan approved by the stockholders of Viasat on September  4, 2025. In accordance with Instruction E to Form S-8, the contents of the prior Form S-8 registration statements (Commission File Nos. 333-21113, 333-68757, 333-67010, 333-109959, 333-153828, 333-169593, 333-184029, 333-207064, 333-220556, 333-228221, 333-234634, 333-249941, 333-255690, 333-260249, 333-268281, 333-275464 and 333-282041) are incorporated herein by reference.

This registration statement on Form S-8 is also filed by Viasat to register an additional 5,000,000 shares of Viasat common stock for issuance under the Viasat, Inc. Employee Stock Purchase Plan (the “Purchase Plan”) pursuant to an amendment and restatement of the Purchase Plan approved by the stockholders of Viasat on September 4, 2025. In accordance with Instruction E to Form S-8, the contents of the prior Form S-8 registration statements (Commission File Nos. 333-21113, 333-40396, 333-131382, 333-160361, 333-191326, 333-207064, 333-220556, 333-234634, 333-260249 and 333-275464) are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933 (the “Securities Act”). These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Viasat hereby incorporates the following documents in this registration statement by reference:

(a)	Viasat’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025 filed with the Securities and Exchange Commission (“SEC”) on May 27, 2025;

(b)	Viasat’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2025 and September 30, 2025 filed with the SEC on August 8, 2025 and November 7, 2025;

(c)	Viasat’s Current Reports on Form 8-K filed with the SEC on April 28, 2025, May 2, 2025, May 12, 2025, May 22, 2025, August 21, 2025, and September 5, 2025;

(d)

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by Viasat’s Annual Report on Form 10-K referred to in clause (a) above; and

(e)

The description of Viasat common stock filed as Exhibit 4.7 to Viasat’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024 filed with the SEC on May 29, 2024, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by Viasat pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number		Incorporated by Reference				Filed or Furnished Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

5.1	Opinion of Latham & Watkins LLP					X

10.1	1996 Equity Participation Plan of Viasat, Inc. (As Amended and Restated Effective September 4, 2025)	8-K	000-21767	10.1	09/04/2025

10.2	Form of Stock Option Agreement for the 1996 Equity Participation Plan of Viasat, Inc.	10-K	000-21767	10.4	05/26/2015

10.3	Form of Stock Option Agreement for the 1996 Equity Participation Plan of Viasat, Inc. – Independent Director	10-Q	000-21767	10.4	11/09/2023

10.2	Form of Performance Stock Option Agreement for the 1996 Equity Participation Plan of Viasat, Inc.	10-Q	000-21767	10.1	02/09/2018

10.4	Form of Performance Stock Option Agreement for the 1996 Equity Participation Plan of Viasat, Inc. (Stock Price)	10-Q	000-21767	10.1	02/09/2024

10.5	Form of Restricted Stock Unit Award Agreement for the 1996 Equity Participation Plan of Viasat, Inc. – Global	10-Q	000-21767	10.2	11/08/2024

10.6	Form of Restricted Stock Unit Award Agreement for the 1996 Equity Participation Plan of Viasat, Inc. – Independent Director	10-Q	000-21767	10.5	11/09/2023

10.7	Form of Restricted Stock Unit Award Agreement for the 1996 Equity Participation Plan of Viasat, Inc. – Executive	10-Q	000-21767	10.3	11/08/2024

10.8	Form of Performance-Based Restricted Stock Unit Award Agreement for the 1996 Equity Participation Plan of Viasat, Inc. – Financial Performance	10-Q	000-21767	10.1	08/09/2024

10.9	Form of Performance-Based Restricted Stock Unit Award Agreement for the 1996 Equity Participation Plan of Viasat, Inc. – Relative Total Shareholder Return	10-Q	000-21767	10.2	08/09/2024

10.10	Form of Performance-Based Restricted Stock Unit Award Agreement for the 1996 Equity Participation Plan of Viasat, Inc. – Adjusted EBITDA and TSR	10-Q	000-21767	10.4	11/07/2025

10.11	Form of Performance Cash Award Agreement for the 1996 Equity Participation Plan of Viasat, Inc. – Free Cash Flow and Relative TSR	10-Q	000-21767	10.3	11/07/2025

10.12	Viasat, Inc. Employee Stock Purchase Plan (As Amended and Restated Effective September 4, 2025)	8-K	000-21767	10.2	09/04/2025

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)					X

24.1	Power of Attorney (see signature page)					X

107	Calculation of Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on November 10, 2025.

Viasat, Inc.

By:	/s/ Mark Dankberg
Mark Dankberg
Chairman of the Board and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Mark Dankberg and Robert Blair, jointly and severally, his or her attorneys-in-fact, each with the full power of substitution, for him or her in any and all capacities, to sign this registration statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Dankberg Mark Dankberg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 10, 2025

/s/ Garrett Chase Garrett Chase	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 10, 2025

/s/ Shawn Duffy Shawn Duffy	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 10, 2025

/s/ Richard Baldridge Richard Baldridge	Director	November 10, 2025

/s/ William LaPlante William LaPlante	Director	November 10, 2025

/s/ Sean Pak Sean Pak	Director	November 10, 2025

/s/ Michael Paull Michael Paull	Director	November 10, 2025

/s/ John Stenbit John Stenbit	Director	November 10, 2025

/s/ Theresa Wise Theresa Wise	Director	November 10, 2025